                       STERLING ELECTRONICS CORPORATION
            (11) - Statement Re:  COMPUTATION OF PER SHARE EARNINGS

                                                 Thirteen weeks ended              Twenty-six weeks ended
                                            ------------------------------     -----------------------------
                                               September 30,    October 1,      September 30,   October 1,
                                                    1995          1994               1995          1994
PRIMARY
Average shares outstanding                         6,607,656     6,532,260          6,581,489     6,516,770
Net effect of dilutive stock options-
   based on the treasury stock method
   using average market price                        200,582       123,215            176,428       126,212
                                                  ----------    ----------         ----------    ----------
Total                                              6,808,238     6,655,475          6,757,917     6,642,982
                                                  ----------    ----------         ----------    ----------
                                                  ----------    ----------         ----------    ----------
Net income applicable to common stock
   Income from continuing operations              $2,522,275    $1,729,423         $4,795,187    $3,562,099
   Income (loss) from discontinued operations       (558,483)        2,487           (534,374)       25,047
                                                  ----------    ----------         ----------    ----------
                                                  $1,963,792    $1,731,910         $4,260,813    $3,587,146
                                                  ----------    ----------         ----------    ----------
                                                  ----------    ----------         ----------    ----------
Per share amount
   Income from continuing operations                   $0.37         $0.26              $0.71         $0.54
   Income (loss) from discontinued operations          (0.08)         0.00              (0.08)         0.00
                                                  ----------    ----------         ----------    ----------
                                                       $0.29         $0.26              $0.63         $0.54
                                                  ----------    ----------         ----------    ----------
                                                  ----------    ----------         ----------    ----------
FULLY DILUTED
Average shares outstanding                         6,607,656     6,532,260          6,581,489     6,516,770
Net effect of dilutive stock options-
   based on the treasury stock method
   using the end of period market price,
   if higher than average market price               208,536       128,430            202,056       129,290
                                                  ----------    ----------         ----------    ----------
Total                                              6,816,192     6,660,690          6,783,545     6,646,060
                                                  ----------    ----------         ----------    ----------
                                                  ----------    ----------         ----------    ----------
Net income applicable to common stock
   Income from continuing operations              $2,522,275    $1,729,423         $4,795,187    $3,562,099
   Income (loss) from discontinued operations       (558,483)        2,487           (534,374)       25,047
                                                  ----------    ----------         ----------    ----------
                                                  $1,963,792    $1,731,910         $4,260,813    $3,587,146
Per share amount
   Income from continuing operations                   $0.37         $0.26              $0.71         $0.54
   Income (loss) from discontinued operations          (0.08)         0.00              (0.08)         0.00
                                                  ----------    ----------         ----------    ----------
                                                  ----------    ----------         ----------    ----------
                                                       $0.29         $0.26              $0.63         $0.54
                                                  ----------    ----------         ----------    ----------
                                                  ----------    ----------         ----------    ----------
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